                                                                                                EXHIBIT 5.6
------------------------------------------------------------------------------------------------------------------------------------
                                                OFFICE OF THE UNITED STATES TRUSTEE
------------------------------------------------------------------------------------------------------------------------------------
IN RE:                                                        )                   DEBTOR IN POSSESSION OPERATING REPORT
                                                              )                   -------------------------------------
                Wahlco Environmental Systems, Inc.            )              REPORT NUMBER  4             Page 1 of 3
                                                              )                    FOR THE PERIOD FROM:  1-Mar-00
                                                       DEBTOR )                                     TO: 31-Mar-00
                                                              )  -------------------------------------------------------------------
--------------------------------------------------------------
CHAPTER 11 CASE NO. SA99-22773-JR                             )
--------------------------------------------------------------
1.  Profit and Loss Statement
A.  Related to Business Operations:
    Gross Sales
                                                                 -------------------
    Less Sales Returns and Discounts
                                                                 -------------------
       Net Sales
                                                                                        -------------------
    Less:  Cost of Goods Sold
       Beginning Inventory at Cost
                                                                 -------------------
       Add:  Purchases
                                                                 -------------------
       Less:  Ending Inventory at Cost
                                                                 -------------------
         Cost of Goods Sold
                                                                                        -------------------
    Gross Profit
                                                                                                               -------------------

    Other Operating Revenue (Specify)
                                                                                                               -------------------

Less:  Operating Expenses                                                  THE DEBTOR IS A NON-OPERATING COMPANY
    Officer Compensation
                                                                 -------------------
    Salaries & Wages - Other Employees
                                                                 -------------------
       Total Salaries & Wages
                                                                                        -------------------
       Employee Benefits
                                                                                        -------------------
    Payroll Taxes
                                                                 -------------------
    Real Estate Taxes
                                                                 -------------------
    Federal and State Income Taxes
                                                                 -------------------
       Total Taxes
                                                                                        -------------------
    Rent and Lease Exp. (Real and Personal Property)
                                                                 -------------------
    Interest Expense (Mortgage, Loan, etc.)
                                                                 -------------------
    Insurance
                                                                 -------------------
    Automobile Expense
                                                                 -------------------
    Utilities (Gas, Electric, Water, Telephone, etc.)
                                                                 -------------------
    Depreciation and Amortization
                                                                 -------------------
    Repairs and Maintenance
                                                                 -------------------
    Advertising
                                                                 -------------------
    Supplies, Office Expenses, Photocopies, etc.
                                                                 -------------------
    Bad Debts
                                                                 -------------------
    Miscellaneous Operating Expenses (Specify)
                                                                 -------------------
       Total Operating Expenses
                                                                                        -------------------

    Net Gain/(Loss) from Business Operations
                                                                                                               -------------------

B.  Not Related to Business Operations
    Income:
                                                                                                               -------------------
       Interest Income
                                                                                        -------------------
       Other Non-Operating Revenues (Specify)
                                                                                        -------------------
       Gross Proceeds on Sale of Assets
                                                                 -------------------
       Less:  Original Cost of Assets plus Expenses of Sale
                                                                 -------------------
         Net Gain/(Loss) on Sale of Assets
                                                                                        -------------------
       Total Non-Operating Income
                                                                                                               -------------------
    Expenses Not Related to Business Operations:
       Legal and Professional Fees
                                                                                        -------------------
       Other Non-Operating Revenues (Specify)
                                                                                        -------------------
         Total Non-Operating Expenses
                                                                                                               -------------------

    NET INCOME /(LOSS) FOR PERIOD
                                                                                                               ===================
------------------------------------------------------------------------------------------------------------------------------------
Revised April 1989                                                 OPERATING REPORT                                          UST-4
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  DEBTOR IN POSSESSION OPERATING REPORT NO. 4
--------------------------------------------------------------------------------
                                                                     Page 2 of 3

2. Aging of Accounts Payable and Receivable (exclude pre-petition debt from accounts payable):

                          -------------------------------------
                          Accounts Payable  Accounts Receivable
                          -------------------------------------
Current    Under 30 days                $0                   $0
Overdue    31 - 60 days                 $0                   $0
Overdue    61 - 90 days                 $0                   $0
Overdue    91 - 120 days                $0                   $0
Overdue    121 + days                   $0                   $0
Total                                   $0                   $0
                          -------------------------------------


3.  Statement of Status of Payments to Secured Creditors and Lessors:

------------------------------------------------------------------------------------------------
                   Frequency of                                                Post-Petition
                   Payments per     Amount of                                 Payments Not Made
Creditor/Lessor   Lease/Contract   Each Payment    Next Payment Due           Number     Amount
------------------------------------------------------------------------------------------------
Wexford Management LLC               Payments have been suspended due to Chapter 11 filing

------------------------------------------------------------------------------------------------


4.  Tax Liability:

           Gross Payroll Expense For Period                $0
           Gross Sales for Period Subject to Sales Tax     $0

                                        ------------------------------------------------
                                                                     Post Petition Taxes
                                        Date Paid     Amount Paid *      Still Owing
                                        ------------------------------------------------
Federal Payroll and Withholding Taxes                     $0
State Payroll and Withholding Taxes                       $0
State Sales and Use Tax                                   $0
Real Property Taxes
                                        ------------------------------------------------

        * Attach photocopies of depository receipts from taxing authority or financial institution to verify that such deposits or payments have been made.

5.  Insurance Coverage


                                     ------------------------------------------------------------------------------
                                          Carrier/                        Amount of       Policy       Premium Paid
                                           Agent                          Coverage       Exp. Date      Thru Date
                                     ------------------------------------------------------------------------------
Worker's Compensation
Liability
Fire and Extended Coverage
Property                                        See attached for Insurance Coverage
Theft
Life (Beneficiary:________________)
Vehicle
Other
                                     ------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  DEBTOR IN POSSESSION OPERATING REPORT NO. 4
--------------------------------------------------------------------------------
                                                                     Page 3 of 3

6.  Questions:

    A. Has the Trustee provided to any officers, directors, shareholders, or other principals compensation without the approval of the Office of the United States Trustee?
         _____ :  Yes   Explain:________________________________________________
         __X__ :  No

    B. Has the Trustee, subsequent to the filing of the petition made any payments on its pre-petition unsecured debt, except as have been authorized by the Court?
         _____ :  Yes   Explain:________________________________________________
         __X__ :  No


7.  Statement of Unpaid Professional Fees (Post-Petition Only):

                 ---------------------------------------------------------
                                               Type          Post-Petition
                    Name of Professional    Professional      Unpaid Total
                 ---------------------------------------------------------

                 See the Thermatrix Inc. report for detail

                 ---------------------------------------------------------


8. Narrative Report of Significant Events And Events Out Of The Ordinary Course Of Business:










9. Quarterly Fees: (This Fee must be paid to the United States Trustee every calendar quarter)

----------------------------------------------------------------------------------------------------------
                     Quarterly
  Quarterly        Disbursements    Quarterly                                               Quarterly
Period Ending       for Quarter        Fee       Date Paid    Amount Paid    Check No.    Fee Still Owing
----------------------------------------------------------------------------------------------------------
  3/31/00             $0.00          $250.00                                                $250.00

----------------------------------------------------------------------------------------------------------




I, Daniel Tedone, President, declare under penalty of perjury that the information contained in the above Debtor in Possession Operating Report, which is subject to further review and verification, is true and complete to the best of my knowledge.

Dated: 4/17/00                 Signed: /s/ Daniel S. Tedone
       -------                         --------------------

                             SCHEDULE OF INSURANCE

INSURED:  THERMATRIX INC. ET AL            AGENT:  POLK & SULLIVAN GROUP, INC.

                                                                                                                   PREMIUM PAID
COVERAGE                  LIMITS     TERM  EXPIRES          COMPANY           POLICY NUMBER    PREMIUM   REMARKS   THRU DATE
----------------------  -----------  ----  -------  ------------------------  --------------  ---------  -------  ------------

Property-US             Various      One    6/1/00  Travelers                 630-337K-8969    $ 14,128           A
Ocean Cargo             $ 2,000,000  One    6/1/00  Kemper Ins. Co.           30T265097-00     $  5,000  Deposit  A
Crime/Fiduciary         $ 1,000,000  One    3/1/01  Federal Insurance  Co.    8158-47-13       $  8,800           3/01/01(A)
Automobile              $ 1,000,000  One    3/1/01  Commerce & Industry       CA7665877RA      $  5,945           3/01/01(A)
General Liability       $ 1M/2M/2M   One    3/1/01  Commerce & Industry       GL3409679RA      $136,920           3/01/01(A)
COPS                    $ 5,000,000  One    3/1/01  A1 Specialty Lines        COPS 267-50-47   $ 35,010           3/01/01(A)
Aircraft Prod. Liab.    $ 5,000,000  One    3/1/01  Assoc. Aviation Und.      APG 109837       $  4,000           3/01/01(A)
Foreign GL/Auto         $ 1M/2M/1M   One    3/1/01  Ins. Co. of State of PA   80-0264325       $ 45,000           3/01/01(A)
Foreign WC              $ 1,000,000  One    3/1/01  Ins. Co. of State of PA   83-46888         $  2,963           3/01/01(A)
Directors/Officers      $ 4,000,000  One   6/19/02  National Union (AIG)      858-83-09        $167,025  3 Year   A
Excess D&O              $ 3M X $4M   One   6/19/02  Zurich-American           DOC360899900     $ 82,875  3 Year   A
WC (All Other)          $ 1M/1M/1M   One    3/1/01  Travelers                 YHUB337K862000   $103,787           3/01/01(A)
WC (CA Only)            $ 1M/1M/1M   One    3/1/01  Travelers                 YUB337K863200    $ 39,990           3/01/01(A)
Umbrella                $10,000,000  One    3/1/01  Commerce & Industry       BE5051709RA      $ 59,976           3/01/01(A)
                                                                                               $711,419


A--These premiums, in addition to premiums on policies already expired, were financed. The financing required a down payment along with monthly payments that decrease as policies expire. The payments are current.